Exhibit 99.1

Exactus, Inc. Enters into Supply and Distribution Agreement with Ceed2Med

DELRAY BEACH, Fla., November 20, 2019 (GLOBE NEWSWIRE) – Exactus, Inc. (OTCQB:EXDI) (the “Company”), an industrial hemp farm operator and manufacturer of hemp-derived phytocannabinoid products, today announced that it has entered into a supply agreement to provide Ceed2Med a minimum of 10,000 lbs of 2019 harvested flower from the Company’s 200 acre farms in Southwest Oregon.

Emiliano Aloi, President and CEO of Exactus states, “Ceed2Med is a leader in distribution of high-quality bulk hemp products along the east coast of the United States. We are establishing a solid supply and distribution dynamic that allows them to service their demand with our high-quality product, while we maximize the returns of our bulk flower segment with minimal operational liabilities. By working closely with Ceed2Med, we are accessing a much higher price bracket than we would with bulk flower with our current operations. Our focus can now be on expanding our finished product segment which has a much larger profit opportunity for us.”

Bobby Yampolsky, CEO and Co-Founder of Ceed2Med and Chairman of the Board of Exactus said, “We are a major shareholder and have supported Exactus from the beginning. The quality of hemp flower produced off of the Exactus farms is extremely impressive and we are comfortable putting Ceed2Med’s reputation behind their products. Ceed2Med has an extensive client portfolio and we know that this product meets the highest quality requirements, allowing Exactus to increase the returns for all shareholders, by harnessing a big portion of the upside from our distribution business.”

Pursuant to the terms of the Agreement, Exactus will supply Ceed2Med a minimum of 10,000 lbs of bulk untrimmed dry industrial hemp flower in 150 lb humidity-controlled totes. Ceed2Med, in turn, will complete the conditioning, trimming and packaging of the product as per current wholesale market needs and distribute it to its clients at a higher profitability point, sharing Exactus in the upside of the operation.

To learn more about Exactus, Inc., visit the website at www.exactushemp.com.
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About Exactus
Exactus Inc. is dedicated to introducing hemp-derived phytocannabinoid products that meet the highest standards of quality and traceability into mainstream consumer markets. The Company has made investments in farming and has over 200 acres of CBD-rich hemp in Southwest Oregon. The Company is introducing a range of consumer brands, such as Green Goddess Extracts™, Phenologie, Paradise CBD and Exactus.

Hemp is a federally legal type of cannabis plant containing less than 0.3% THC (tetrahydrocannabinol), which is the psychoactive component of the cannabis plant. After over 40 years of prohibition, the Agricultural Improvement Act of 2018, known as the 2018 Farm Bill, legalized hemp at the federal level. Hemp production will be regulated by the United States Department of Agriculture (USDA) and the States. As a result, in 2019 hemp was generally removed from the Controlled Substances Act (CSA) and enforcement by the Drug Enforcement Administration (DEA).

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019, and in other periodic and current reports we file with the SEC.  If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward-Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect, including our ability to service demand, increase the returns of our bulk flower segment, expand our finished product segment and the consequences of such expansion, increase stockholder return, and experience greater profits. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact
Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com